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                         AMENDMENT NO. 1 TO B WARRANT

            THIS AMENDMENT NO. 1 TO B WARRANT (this "First B Warrant Amendment"), dated as of July 28, 1995, is made by ERLY Industries Inc., a California corporation (the "Issuer") in favor of INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("INCC").

                                   RECITALS

      A. Issuer has issued in favor of INCC that certain Amended and Restated Warrant to Purchase Common Stock of ERLY Industries Inc., denominated the "B Warrant," dated as of February 16, 1995 (the "B Warrant"). INCC is the sole "Holder" (as defined in the B Warrant) of the B Warrant.

      B. Concurrently herewith, Issuer and INCC are entering into that certain Agreement (the "Agreement"), pursuant to which, among other things, INCC has agreed to amend the B Warrant as provided for herein.

                                   AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

      1.    Amendments to B Warrant.

            a.    Amendment of Section 1 (Definitions).  Section 1 of the

Warrant is amended as follows:

                  (i)   ARI.  Add a new definition as follows:

                        "ARI" means American Rice, Inc., a Subsidiary of Issuer.

                  (ii) Callable Warrant Stock. Add a new defined term as follows:

                        "Callable Warrant Stock" means, as of any time of determination, (i) all Warrant Stock that is purchasable pursuant to a Warrant held by any Holder and (ii) all Issued Warrant Stock held by any Holder.


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                  (iii) Call Closing Date. The term "Call Closing Date" shall be, with respect to any exercise of the Call Option, as defined in Section 26.B of the Warrant as such Section is amended hereby.

                  (iv) Call Cutoff Date. Delete the definition of "Call Cutoff Date" and replace it with the following:

                        "Call Cutoff Date" means the earlier to occur of (i) Maturity and (ii) (A) if the Call Share Price Reduction Conditions shall have been satisfied on or before September 30, 1995, September 30, 1996, and (B) if the Call Share Price Reduction Conditions shall not have been satisfied on or before September 30, 1995, April 1, 1996.

                  (v) Call Period. Delete the definition of "Call Period" and replace it with the following:

                        "Call Period" mean the period, if any, that commences on the Termination Date and ends on the Call Cutoff Date (it being understood that the Call Cutoff Date could occur prior to the Termination Date, in which case there shall be no Call Period).

                  (vi) Call Price. The term "Call Price" shall be, with respect to any exercise of the Call Option, as defined in Section 26.D of the Warrant as such Section is amended hereby.

                  (vii) Call Price Credit. Delete the definition of "Call Price Credit."

                  (viii)Call Share Price. Delete the definition of "Call Share Price" and replace it with the following:

                        "Call Share Price" means, as of February 16, 1995, and subject to the last sentence of this definition, $8.75. If, at any time after February 16, 1995, any of the adjustments provided for in Section 4.A(2) or 4.A(3) hereof are made, the Call Share Price shall be adjusted to the amount obtained by multiplying the Call Share Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock constituting a Stock Unit immediately prior to the relevant adjustment provided for

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                        in Section 4.A(2) or 4.A(3) hereof, as the case may be,
                        and the denominator of which shall be the number of shares of Common Stock constituting a Stock Unit immediately thereafter. Notwithstanding the first sentence of this definition, if the Call Share Price Reduction Conditions shall have been satisfied on or before September 30, 1995, the Call Share Price shall be adjusted, as of the time that such conditions have been satisfied, to be equal to the Reduced Call Share Price as of such time (provided that the provisions of the second sentence of this definition shall continue to apply to the Call Share Price after such adjustment has been made).

                  (ix) Call Share Price Reduction Conditions. Add a new definition as follows:

                        "Call Share Price Reduction Conditions" means (i) the commencement of the Call Period and (ii) the full and complete satisfaction of all monetary obligations of ARI to INCC.

                  (x) ING Securities Fees. Delete the definition of "ING Securities Fees."

                  (xi)  Issued Warrant Stock.  Add a new definition as follows:

                        "Issued Warrant Stock" means any Warrant Stock that has been issued pursuant to the Warrants.

                  (xii) Reduced Call Share Price. Add a new definition as follows:

                        "Reduced Call Share Price" means, as of any time of determination, an amount obtained by multiplying the Call Share Price in effect as of such time by the following fraction:

                                          5.50
                                          8.75

                        provided, however, that in no event shall the Reduced Call Share Price be less than zero.


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            b.    Amendment of Section 4.C (Issuance of Additional Shares of
Common Stock or Convertible Securities). Delete Section 4.C of the Warrant and replace it with the following:

                        C. Issuance of Additional Shares of Common Stock or
                  Convertible Securities. If at any time or from time to time the Issuer shall (except as provided below) issue, whether in connection with the merger of a corporation into the Issuer or otherwise, any Additional Shares of Common Stock or Convertible Securities, then the number of shares of Common Stock comprising a Stock Unit from such time shall be adjusted to be that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (x) the numerator of which shall be (A) the number of shares of Fully Diluted Outstanding Common Stock (other than shares for which this Warrant is exercisable) immediately prior to such adjustment plus (B) the number of such Additional Shares of Common Stock so issued (or the number of shares of Common Stock into which such Convertible Securities are convertible or exchangeable, as the case may be), and (y) the denominator of which shall be the number of shares of Fully Diluted Outstanding Common Stock (other than shares for which this Warrant is exercisable) immediately prior to such adjustment.

                        Upon any subsequent adjustment in the number of shares
                  of Common Stock into which any Convertible Securities are convertible or exchangeable (including any reductions in such number), the number of shares of Common Stock comprising a Stock Unit shall be recalculated in accordance with the preceding sentence; provided, however, that if such subsequent adjustment is a reduction in the number of shares of Common Stock into which any Convertible Securities are convertible or exchangeable, the numerator to be used in such recalculation shall be, in lieu of the numerator described in (x) in the preceding sentence, (A) the number of shares of Fully Diluted Outstanding Common Stock (other than shares for which this Warrant is exercisable) immediately prior to such adjustment minus (B) a number equal to any reduction in the number of shares of Common Stock into which such Convertible Securities are convertible or exchangeable, as the case may be.

                        No further adjustments of the number of shares of Common
                  Stock comprising a Stock Unit shall be made upon the

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                  actual issuance of Common Stock upon the conversion or
                  exchange of any Convertible Securities.

                        The foregoing provisions of this Subsection C shall not
                  apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Subsection A or B of this Section 4.

            c. Amendment of Section 4.D(2) (When Adjustments to Be Made). Delete Section 4.D(2) of the Warrant and replace it with the following:

                        2. When Adjustments to Be Made. The adjustments required
                  by the preceding Subsections of this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur (including upon any adjustment in the number of shares of Common Stock into which any Convertible Securities are convertible or exchangeable). For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            d. Amendment of Section 26 (Call Option). Delete Section 26 of the Warrant and replace it with the following:

                  26.   Call Option.

                        A. Option to Repurchase Callable Warrant Stock. From
                  time to time during the Call Period, the Issuer shall have the right, subject to the terms and conditions of this Section 26, to repurchase from Holders all or part of the Callable Warrant Stock held by all Holders as of the relevant Call Closing Date (such right shall be referred to as the "Call Option").

                        B. Notice and Exercise of Call Option. In order to
                  exercise (whether in whole or in part) the Call Option, the Issuer must give written notice to all Holders during the Call Period, which notice must

                              (i) specify the date of the repurchase of the
                        Callable Warrant Stock to be repurchased pursuant to such exercise of the Call Option (such date shall be, with respect to such repurchase, the "Call Closing Date"), which date shall be no less than three (3) and no more than ten (10) Business Days after the date such notice is given,

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                              (ii) specify the number of shares of Callable
                        Warrant Stock to be repurchased pursuant to such exercise of the Call Option,

                              (iii) state the Call Share Price applicable as of
                        such Call Closing Date,

                              (iv) state the Call Price applicable as of such
                        Call Closing Date without regard to the amount specified in clause (ii) of the definition of Call Price (which amount shall be specified by INCC in a written notice to Issuer no later than one Business Day prior to the relevant Call Closing Date), and

                              (v) indicate the methods by which the Call Share
                        Price and the Call Price (without regard to the amount specified in clause (ii) of the definition of Call Price) were calculated.

                  If, upon any partial exercise of the Call Option, (x) more than one Holder holds Warrants and/or (y) any of the Callable Warrant Stock is Issued Warrant Stock, INCC shall determine, in its sole and absolute discretion, which Callable Warrant Stock (and related Warrants) shall be subject to such Call Option, and shall so notify the Issuer and any other Holders no less than one Business Day prior to the Call Closing Date.

                        C. Transactions on Call Closing Date. On the Call
                  Closing Date with respect to any exercise of the Call Option, at the offices of INCC or such other location as is designated by INCC, (A) each Holder shall surrender to the Issuer any Warrants held by it which are being repurchased pursuant to the exercise of the relevant Call Option (as determined, in the case of a partial exercise of the Call Option, pursuant to the last sentence of Section 26.B hereof), without being required to make any representation or warranty, and (B) each Holder shall deliver to the Issuer any certificates representing Issued Warrant Stock held by it, to the extent that such Issued Warrant Stock is subject to the exercise of the relevant Call Option (as determined, in the case of a partial exercise of the Call Option, pursuant to the last sentence of Section 26.B hereof), duly endorsed for transfer to the Issuer, without being required to make any representation or warranty, all against payment of the Call Price applicable to such exercise of the Call

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                  Option by wire transfer of immediately available funds to an account designated by each such Holder for such purpose. Upon the delivery of any such Warrants and/or Issued Warrant Stock to the Issuer pursuant to this Section 26.C, the Issuer shall immediately cancel such Warrants and any such Warrant Stock being repurchased. If less than all of any Warrant is being repurchased pursuant to such exercise of the Call Option, the Issuer shall deliver to the relevant Holder a Warrant exercisable for the number of Stock Units available under such Warrant that are not being repurchased pursuant to such Call Option.

                        D. Call Price. The purchase price payable for the
                  repurchase of the Callable Warrant Stock pursuant to an exercise of the Call Option (such price, with respect to any such exercise of the Call Option, the "Call Price"), is, as of the relevant Call Closing Date, (i) an amount equal to the then applicable Call Share Price multiplied by the number of shares of Callable Warrant Stock being repurchased upon such exercise of the Call Option plus (ii) if any of the Callable Warrant Stock being repurchased is Issued Warrant Stock, the aggregate Exercise Price that was paid by Holders to the Issuer for such Issued Warrant Stock pursuant to the Warrant.

                        E. No Restriction on Holder's Right to Exercise Warrant;
                  Certain Restrictions on Transferability. Nothing in this
                  Section 26 restricts or otherwise limits Holder's right to exercise the Warrant in whole or in part at any time prior to the commencement of or during the Call Period; provided, however, that Holder hereby agrees that (i) it shall not sell or otherwise transfer the Warrant, other than to an Affiliate of Holder which agrees to be bound by the terms hereof, prior to the Call Cutoff Date, and (ii) if it does exercise or partially exercise the Warrant prior to the Call Cutoff Date, it shall not sell or otherwise transfer any issued Warrant Stock obtained upon such exercise, other than to an Affiliate of Holder which agrees to be bound by the terms hereof, prior to the Call Cutoff Date.

                        F. Assignment of Call Option to Affiliates of Issuer.
                  The Issuer may, upon written notice to all Holders, assign its right to exercise the Call Option to any of its Affiliates, provided that (i) no such Affiliate may assign such rights to any Person other than Issuer, (ii) in connection with any such assignment, the assignee must agree in a writing delivered to all Holders to be

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                  bound by the terms and conditions of the Warrant as they
                  relate to the Call Option, and (iii) notwithstanding any such assignment, the provisions of Section 26.C, and the rights and obligations of Issuer and Holders pursuant to such Section 26.C, shall remain unaffected.

      2. Representations and Warranties. Issuer hereby represents and warrants as follows:

            a. Organization, etc. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the state of California, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, has full power and authority to own, and hold under lease, its property and to conduct its business as presently conducted by it and as proposed to be conducted, and has full power and authority to enter into and perform its obligations under this First B Warrant Amendment.

            b. Power; Authorization. The execution, delivery and performance by Issuer of this First B Warrant Amendment: (a) are within Issuer's powers; (b) have been duly authorized by all necessary or proper corporate or stockholder action; (c) are not in contravention of any provision of Issuer's articles of incorporation or bylaws, (d) will not violate any law or regulation, or any order or decree of any court or governmental authority; (e) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Issuer is a party or by which Issuer or any of its property is bound; (f) will not result in the creation or imposition of any lien upon any of the property of Issuer; and (g) do not require the consent or approval of any governmental authority or any other Person.

            c. Validity, etc. This First B Warrant Amendment constitutes the legal, valid, and binding obligation of Issuer enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

      3.    Miscellaneous.

            a. Complete Agreement. This First B Warrant Amendment and the B Warrant as amended hereby constitute the complete agreement between Issuer and INCC with respect to the subject matter hereof and thereof, and supersede any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter hereof and thereof, including,

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without limitation, that certain letter agreement from INCC to Issuer dated as of June 9, 1995.

            b. Headings. The various headings of this First B Warrant Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this First B Warrant Amendment.

            c. Governing Law. This First B Warrant Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

            d. Effect of This First B Warrant Amendment. Issuer hereby acknowledges and agrees to the following:

                  (i) Except to the extent specifically amended by the terms of this First B Warrant Amendment, all of the provisions of the B Warrant shall remain in full force and effect to the extent in effect on the date hereof.


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                  (ii) In the event of any inconsistency between the provisions of this First B Warrant Amendment and any other provision of the B Warrant, the terms and provisions of this First B Warrant Amendment shall govern and control.

            e. Effective Date of This First B Warrant Amendment. This First B Warrant Amendment shall be effective as of February 16, 1995.

            IN WITNESS WHEREOF, Issuer has caused this First B Warrant Amendment to be signed in its name by its President or Vice President and attested by its Secretary or an Assistant Secretary as of the day and year first above written.


                                             ERLY INDUSTRIES INC., a California
                                                  corporation


                                          By:  /S/ Kurt Grey
                                              ---------------
                                          Name: Kurt Grey
                                          Title: Vice President

ATTEST:


By:  /S/ Thomas A. Whitlock
    -----------------------
Name:  Thomas A. Whitlock
Title:  Vice President;
            Controller

THE UNDERSIGNED, AS SOLE HOLDER OF
THE B WARRANT, CONSENTS TO THE FOREGOING
AMENDMENT OF THE B WARRANT

INTERNATIONALE NEDERLANDEN (U.S.)
CAPITAL CORPORATION, a Delaware
corporation

By:   /S/ Michael W. Adler
     ---------------------
Name:   Michael W. Adler
Title:  Vice President

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